Exhibit 99

PRESS RELEASE

United Bancorp, Inc. 201 South 4th at Hickory Street, Martins Ferry, OH 43935

Contacts:	Scott A. Everson	Randall M. Greenwood
	President and CEO	Senior Vice President, CFO and Treasurer
	(740) 633-0445, ext. 6154	(740) 633-0445, ext. 6181
	ceo@unitedbancorp.com	cfo@unitedbancorp.com

FOR IMMEDIATE RELEASE:	11:00 a.m. February 2, 2022

United Bancorp, Inc. Reports Fourth Quarter Earnings and Record Earnings for the Twelve Months Ending December 31, 2021!

MARTINS FERRY, OHIO ◆◆◆ United Bancorp, Inc. (NASDAQ: UBCP) reported diluted earnings per share of $0.41 for the three months ended December 31, 2021. For the year ending December 31, 2021, UBCP reported diluted earnings per share of $1.62, an increase of 17%, and net income of $9,451,000, an increase of 19%, over the previous year, which are record levels for the Company.

Randall M. Greenwood, Senior Vice President, CFO and Treasurer remarked, “Even though our economy continues on its road to full recovery from the impact of the events that have occurred for the majority of the past two years, we are extremely pleased to report on our earnings performance for the fourth quarter and for the year. For the quarter ending December 31, 2021, our Company achieved solid net income and diluted earnings per share results of $2,456,000 and $0.41 as compared to $2,640,000 and $0.46, respectively, in the fourth quarter of 2020. For the year ending December 31, 2021, our Company produced net income of $9,451,000 and diluted earnings per share of $1.62, which were respective increases of $1,497,000, or 19%, and $0.23, or 17%, over the previous year. We are exceedingly proud to report these earnings levels, especially on our record earnings performance for the year 2021. Our Company achieved this level of earnings performance even though we only saw marginal growth in our loans outstanding and a fairly significant decline in our securities portfolio balance. As of December 31, 2021, gross loans were $454.4 million, which was an increase of $10.9 million, or 2.5%, over the previous year. In addition, average securities and other restricted stock was $135.3 million, which was a decrease of $32.1 million, or 19.2%, from the previous year. The marginal growth of our loan portfolio was highly reflective of the limited lending opportunities which, once again, confronted our industry over the course of the past year due to the lingering effect of economic challenges created by the pandemic. With that stated… our loan growth was in-line with the loan growth achieved by our peers. In addition, we once again experienced a decline in our average securities and other restricted stock. This decline was the result of either calls and prepayments of securities held within our investment portfolio or the sale of select municipal investment securities, which produced gains for our Company. Unlike 2020, where the sale of investment securities produced gains that greatly helped to fortify our loan loss reserve during the most critical and uncertain time of the pandemic, this past year’s gains on the sale of investment securities were harvested to take advantage of the opportunity still available and to better prepare for the potential of rising rates in the near term. Considering our marginal loan growth and the decline in our average securities and other required stock (along with declining rates that we have experienced within the past twenty-one months), our level of both interest income and loan fees generated this past year declined from the levels earned the previous year. As of December 31, 2021, total interest income, including loan fees, was down $2.92 million, or 10.6%, from the level achieved in 2020. We are optimistic that as our economy starts to more fully recover and as rates potentially rise in the near term, we will have better opportunities to leverage our securities portfolio more in-line with our previous level (especially, in tax-exempt securities) and ramp-up our loan production to levels at which we are more historically accustomed; therefore, increasing our level of higher yielding earning assets, improving our overall tax efficiency and generating more interest and loan fee income.”

Greenwood continued, “As we have previously disclosed, our Company was properly positioned to benefit from declining rates over the course of the past two years. Even though we saw a significant inflow of retail funding over that timeframe, we were able to lower our interest expense levels to help mitigate the decline in the level of net interest income that our Company achieved in this highly volatile environment. In 2021, total deposits increased $25.6 million or 4.4%. We saw lower-cost retail funding, consisting of demand and savings balances, increase by $50.1 million, or 10.0%, while our higher-cost time deposit balances declined by $24.5 million or 30.3%. Even with the overall increase in our total deposits, we were able to reduce total interest expense by $2.1 million, or 45.2%, this past year as compared to 2020. While we were able to continue to substantially reduce total interest expense in 2021, our Company still experienced an overall decrease in the level of net interest income that it realized of $783,000, which is a decline of 3.4% over the previous year. We are optimistic that our Company will achieve higher levels of net interest income, as previously mentioned, as our economy more fully recovers — potentially in the near term.”

Lastly, Greenwood stated, “We have successfully maintained credit-related strength and stability within our loan portfolio over the course of the pandemic and this trend continued for our Company as of year-end. As of December 31, 2021, our total nonaccrual loans and loans past due 30 plus days were $4.6 million or 0.9% of gross loans. Further, net loans charged off for 2021, excluding overdrafts, was $108,000 or 0.02% annualized. Considering our overall sound credit quality and the improving economy, our Company had credit reserve releases of $400,000 during the fourth quarter of 2021. We are pleased that the substantial level of provisioning to our loan loss reserve in 2020, along with our continued solid credit performance in 2021, once again, supported a negative provision for our Company in the most recently ended quarter. Barring any unforeseen events, we anticipate being able to release additional reserves in the current year.” Greenwood concluded, “As of year-end 2021, our Company continues to be very well capitalized with equity to assets of 9.90% and total shareholders’ equity of $71.7 million, which is an increase of $3.4 million, or 4.90%, over the previous year.”

Scott A. Everson, President and CEO stated, “As our Company continued to operate in an unsettled economic environment this past year, I am extremely proud of the record level of earnings that our Company achieved in 2021. Even though we achieved record earnings performance, our Company’s growth in quality, higher-yielding assets has been restrained by the ongoing uncertainty that permeates our economy. With this challenge, we continued to experience limited growth in our loans outstanding and shrinkage in our securities portfolio. In addition, this past year we continued to experience a substantial build-up of our cash balances at the Federal Reserve Bank (FRB) due to the ongoing inflow of stimulus-related, retail-based funding that has flowed onto our balance sheet and largely remains in lower yielding overnight investments. These dynamics have led to a marginal year-over-year decline in our net interest income. With this reality, we were exceedingly happy to perform at a high level and achieve a return on assets of 1.31% and return on equity of 13.28% this past year.” Everson continued, “Throughout 2021, we continued to be relieved to see the ongoing recovery of our economy; albeit, at a slower rate than anticipated in the last two quarters of the year due to a few set-backs that impacted our recovery relative to the first two quarters of the year. Although things remain somewhat uncertain relating to our economy, we are optimistic that the continuing recovery thereof will allow us to leverage some of our lower-yielding, highly liquid overnight investments into higher-yielding, quality loan and securities investments in 2022. Achieving this should stabilize and improve the level of interest income that we generate, our tax efficiency and our overall “core” earnings. On a “non-core” basis, we anticipate being able to continue releasing tranches of our allowance for loan losses in future periods if our credit quality remains sound. Quite simply, the loan loss reserve build-up that occurred in 2020 due to the risks posed by the onset of the pandemic and ensuing economic slow-down have, so far, not led to deterioration of our credit quality nor an increase in loan-related losses. Such action should further enhance our bottom line performance.”

Everson continued, “As always, our primary focus is protecting the investment of our shareholders in our Company and rewarding them at a high level by growing their value and paying an attractive cash dividend. Accordingly, we remained focused on being an efficient, productive and profitable company that is well capitalized. In these areas, our shareholders have been nicely rewarded with a year-over-year increase in the cash dividends paid of $0.115, or 20.2%, (inclusive of a special cash dividend of $0.10 paid in the first quarter), and a market value increase of $3.47, or 26.3%, to a level of $16.65 as of December 31, 2021.” Everson concluded, “These past two years have been very challenging for our Company. But, I firmly believe that the challenges with which we have been confronted and dealt have made us a more fundamentally sound company with a focus on the potential of the future. Focusing internally, we have continued to improve many processes which has led to (or, will lead to) various efficiency gains and optimization of our delivery. We have eliminated unnecessary expenses while spending money on staffing optimization and technological infrastructure, so that we can more effectively compete within our industry by having highly skilled team members and cutting-edge systems deliver our products and services in a manner that is demanded by the markets that we proudly serve. Relating to cost containment, this year we closed our Loan Production Office in Wheeling, West Virginia. In addition, during the course of the fourth quarter, we effected the closure of our Dillonvale, Ohio Banking Center which was consolidated into two other banking centers located within close proximity of this market. Each of these events have had minimal customer impact and will create cost savings that we anticipate seeing more fully in 2022. Although the pandemic and related economic slowdown took us off our course of growth over the past two years, we still have our sights set on becoming a $1.0 billion community banking organization in order to be at a scale to achieve additional operating efficiencies, greater profitability and, most importantly, a higher market capitalization which will lead to more opportunities for our Company. We can only realize this vision by having robust organic growth and capitalizing on acquisition-related opportunities for which our Company is strongly positioned at present. With the current rebound that our economy is experiencing, we firmly believe that we will have quality chances in each of these areas on which our Company can capitalize. Accordingly, we are truly excited about our future.”

As of December 31, 2021, United Bancorp, Inc. has total assets of $724.5 million and total shareholders’ equity of $71.7 million. Through its single bank charter, Unified Bank, the Company currently has nineteen banking centers that serve the Ohio Counties of Athens, Belmont, Carroll, Fairfield, Harrison, Jefferson and Tuscarawas and Marshall County in West Virginia. United Bancorp, Inc. trades on the NASDAQ Capital Market tier of the NASDAQ Stock Market under the symbol UBCP, Cusip #909911109.

Certain statements contained herein are not based on historical facts and are “forward-looking statements” within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements, which are based on various assumptions (some of which are beyond the Company’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, changes in the financial and securities markets, including changes with respect to the market value of our financial assets, and the availability of and costs associated with sources of liquidity. The Company undertakes no obligation to update or carry forward-looking statements, whether as a result of new information, future events or otherwise.

United Bancorp, Inc,

“UBCP”

	For the Three Months Ended
	December 31, 2021	December 31, 2020	% Change	$ Change
Earnings
Interest income on loans	$4,665,487	$5,024,010	-7.14%	$(358,523)
Loan fees	340,927	428,939	-20.52%	$(88,012)
Interest income on securities	1,146,693	1,215,225	-5.64%	$(68,532)

Total interest income	6,153,107	6,668,174	-7.72%	$(515,067)
Total interest expense	516,309	673,920	-23.39%	$(157,611)

Net interest income	5,636,798	5,994,254	-5.96%	$(357,456)
Provision for loan losses	(400,000)	33,000	-1312.12%	$(433,000)
Net interest income after provision for loan losses	6,036,798	5,961,254	1.27%	$75,544
Service charges on deposit accounts	730,001	605,161	20.63%	$124,840
Net realized gains on sale of loans	53,402	86,965	-38.59%	$(33,563)
Other noninterest income	566,954	683,782	-17.09%	$(116,828)
Total noninterest income	1,350,357	1,375,908	-1.86%	$(25,551)
Total noninterest expense	4,450,420	4,410,309	0.91%	$40,111

Income before income taxes	2,936,735	2,926,853	0.34%	$9,882

Income tax expense	480,309	286,461	67.67%	$193,848

Net income	$2,456,426	$2,640,392	-6.97%	$(183,966)
Per share
Earnings per common share - Basic	$0.41	$0.46	-10.87%	$(0.05)
Earnings per common share - Diluted	0.41	0.46	-10.87%	$(0.05)
Cash Dividends paid	0.1500	0.1425	5.26%	$0.01
Shares Outstanding
Average - Basic	5,477,682	5,550,469	—
Average - Diluted	5,477,682	5,550,469	—

For the Year Ended December 31,	%
2021	2020	Change
Earnings	$—
Interest income on loans	$18,930,593	$20,581,592	-8.02%	$(1,650,999)
Loan fees	1,250,080	1,516,804	-17.58%	$(266,724)
Interest income on securities	4,526,515	5,529,290	-18.14%	$(1,002,775)

Total interest income	24,707,188	27,627,686	-10.57%	$(2,920,498)
Total interest expense	2,596,404	4,733,501	-45.15%	$(2,137,097)

Net interest income	22,110,784	22,894,185	-3.42%	$(783,401)
Provision for loan losses	(1,255,000)	3,337,000	-137.61%	$(4,592,000)
Net interest income after provision for loan losses	23,365,784	19,557,185	19.47%	$3,808,599
Service charges on deposit accounts	2,851,638	2,580,044	10.53%	$271,594
Gains on sale of available-for-sale securities	1,250,080	2,593,613	N/A	$(1,343,533)
Net realized gains on sale of loans	271,790	179,980	51.01%	$91,810
Other noninterest income	1,331,956	1,561,945	-14.72%	$(229,989)
Total noninterest income	5,705,464	6,915,582	-17.50%	$(1,210,118)
Total noninterest expense	18,390,971	17,890,434	2.80%	$500,537

Income before income taxes	10,680,277	8,582,333	24.44%	$2,097,944

Income tax expense	1,229,586	628,850	95.53%	$600,736

Net income	$9,450,691	$7,953,483	18.82%	$1,497,208
Per share
Earnings per common share - Basic	$1.62	$1.39	16.55%	$0.230
Earnings per common share - Diluted	1.62	1.39	16.55%	$0.230
Cash Dividends paid	0.685	0.570	20.18%	$0.115
Book value (end of period)	11.92	11.45	4.10%	$0.470
Shares Outstanding
Average - Basic	5,477,255	5,468,658	—
Average - Diluted	5,477,255	5,468,658	—
Common stock, shares issued	6,053,851	6,046,351	—
Shares used for Book Value Computation	5,961,988	5,966,758
Shares held as Treasury Stock	84,363	79,593	—
At year end
Total assets	$724,456,949	$693,401,559	4.48%	$31,055,390
Total assets (average)	722,400,000	689,288,000	4.80%	$33,112,000
Cash and due from Federal Reserve Bank	83,000,280	51,591,508	60.88%	$31,408,772
Average cash and due from Federal Reserve Bank	88,291,000	25,522,000	245.94%	$62,769,000
Securities and other restricted stock	146,312,211	162,243,989	-9.82%	$(15,931,778)
Average Securities and other restricted stock	135,284,000	167,420,000	-19.19%	$(32,136,000)
Other real estate and repossessions (“OREO”)	415,270	720,850	-42.39%	$(305,580)
Gross loans	454,372,118	443,490,525	2.45%	$10,881,593
Average loans	451,762,000	446,256,000	1.23%	$5,506,000
Allowance for loan losses	3,673,426	5,112,796	-28.15%	$(1,439,370)
Net loans	450,698,692	438,377,729	2.81%	$12,320,963
Net loans charged off	108,195	378,297	-71.40%	$(270,102)
Net overdrafts charged off	76,175	77,024	-1.10%	$(849)
Total net charge offs	184,370	455,321	-59.51%	$(270,951)
Non-accrual loans	4,208,992	626,240	572.11%	$3,582,752
Loans past due 30+ days (excludes non accrual loans)	345,392	205,922	67.73%	$139,470
Average total deposits	600,610,000	572,384,000	4.93%	$28,226,000
Total Deposits	605,136,635	579,534,113	4.42%	$25,602,522
Non interest bearing deposits	143,907,669	122,736,625	17.25%	$21,171,044
Interest bearing demand	264,389,884	253,550,084	4.28%	$10,839,800
Savings	140,597,737	122,548,757	14.73%	$18,048,980
Time	56,241,345	80,698,647	-30.31%	$(24,457,302)
Repurchase Agreements	15,701,083	12,705,419	23.58%	$2,995,664
Shareholders’ equity	71,701,048	68,327,896	4.94%	$3,373,152
Goodwill and intangible assets (impact on Shareholders’ equity)	1,242,293	1,392,293	-10.77%	$(150,000)
Tangible shareholders’ equity	70,458,755	66,935,603	5.26%	$3,523,152
Shareholders’ equity (average)	71,161,000	69,455,000	2.46%	$1,706,000
Stock data
Market value - last close (end of period)	$16.65	$13.18	26.33%
Dividend payout ratio	42.28%	41.01%	3.11%
Price earnings ratio	10.28	x	9.48	x	8.39%
Market Price to Book Value	140%	115%	25.00%
Tangible book value	$11.82	$11.22	5.35%
Annualized yield based on year end close (excluding special Dividend)	3.51%	4.32%	-0.81%
Key performance ratios
Return on average assets (ROA)	1.31%	1.15%	0.17%
Return on average equity (ROE)	13.28%	11.45%	1.83%
Net interest margin (Federal tax equivalent)	3.48%	3.76%	-0.28%
Interest expense to average assets	0.36%	0.69%	-0.33%
Total allowance for loan losses to nonperforming loans	87.28%	816.43%	-729.15%
Total allowance for loan losses to total loans	0.81%	1.15%	-0.34%
Nonaccrual loans to total loans	0.93%	0.14%	0.79%
Non accrual loans and OREO to total assets	0.64%	0.19%	0.45%
Net loan charge-offs to average loans (excludes overdraft charge-offs)	0.02%	0.08%	-0.06%
Equity to assets at period end	9.90%	9.85%	-0.03%